RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC.
                                    DEPOSITOR

                           RFMSI SERIES 2004-S7 TRUST
                                     ISSUER

                         RESIDENTIAL FUNDING CORPORATION
                                 MASTER SERVICER

               MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2004-S7

                $ 3,568,657      0.00%     CLASS A-P CERTIFICATES
             -------------------------------------------------------
                         Supplement dated April 27, 2005
                                       to
                    Prospectus Supplement dated July 23, 2004
                                       to
                         Prospectus dated July 24, 2003

         Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the prospectus supplement dated July 23, 2004.

         The following two paragraphs shall supplement information on the cover page and in the section entitled "Method of Distribution" in the prospectus supplement:

         UBS Securities LLC as the Class PO underwriter will offer the Class A-P Certificates to the public at varying prices to be determined at the time of sale. The proceeds to the depositor from the sale of the Class A-P Certificates to the Class PO underwriter, before deducting expenses payable by the depositor, will be approximately 76.81% of the aggregate certificate principal balance of the Class A-P Certificates. It is expected that delivery of the Class A-P Certificates will be made only in book-entry form through the Same Day Funds Settlement System for DTC on or about April 28, 2005 against payment therefor in immediately available funds. The Class A-P Certificates are subject to the same rules, regulations and procedures as DTC registered certificates as described in the prospectus supplement.

         In accordance with the terms and conditions of a Class PO underwriting agreement, dated April 27, 2005, the Class PO underwriter has agreed to purchase and the depositor has agreed to sell the Class A-P Certificates. For purposes of the section entitled "Method of Distribution", the Class PO underwriting agreement, the Class PO underwriter and the Class A-P Certificates shall constitute an underwriting agreement, an underwriter and underwritten certificates, respectively, as described in such section. The Class PO underwriter and any dealers that may participate with the Class PO underwriter in the resale of the Class A-P Certificates may receive compensation from the depositor in the form of underwriting compensation or, in the case of dealers, compensation from the Class PO underwriter in the form of discounts, concessions or commissions. The Class PO underwriting agreement provides that the depositor will indemnify the Class PO underwriter, and that under limited circumstances the Class PO underwriter will indemnify the depositor, against some liabilities under the Securities Act of 1933, as amended, or contribute to payments required to be made in respect thereof. There is currently no secondary market for the Class A-P Certificates. The Class PO underwriter intends to make a secondary market in the Class A-P Certificates but is not obligated to do so. There can be no assurance that a secondary market for the Class A-P Certificates will develop, or if it does develop, that it will continue.

                               UBS INVESTMENT BANK
                              CLASS PO UNDERWRITER

         The tables regarding the mortgage loans under the section entitled "Description of the Mortgage Pool--Mortgage Pool Characteristics" in the prospectus supplement shall be deleted in their entirety and replaced with the following tables, which reflect information regarding the mortgage loans as of March 1, 2005, after deducting payments due during the month of March 2005, unless otherwise indicated:




                                                  CREDIT SCORE DISTRIBUTION

                                                                                                               WEIGHTED
                                  NUMBER OF                         PERCENTAGE OF          AVERAGE              AVERAGE
                                  MORTGAGE         PRINCIPAL          MORTGAGE            PRINCIPAL            LOAN-TO-
    CREDIT SCORE RANGE              LOANS           BALANCE            LOANS               BALANCE            VALUE RATIO
---------------------------       ---------      ------------       -------------      ------------        ----------------
620 - 639..................            3         $  1,445,186            1.54%         $    481,729              65.44%
640 - 659..................            5            2,327,980            2.48               465,596              53.01
660 - 679..................            8            2,456,692            2.61               307,086              61.78
680 - 699..................           12            4,192,715            4.46               349,393              53.79
700 - 719..................           15            6,683,016            7.11               445,534              55.93
720 - 739..................           14            4,945,747            5.26               353,268              58.19
740 - 759..................           25           10,468,364           11.13               418,735              53.87
760 - 779..................           43           16,536,664           17.58               384,574              52.97
780 - 799..................           70           28,252,540           30.04               403,608              52.62
800 or greater.............           44           16,744,694           17.80               380,561              59.73
                                  ---------      ------------       -------------      ------------        ----------------
     Total.................          239         $ 94,053,597          100.00%         $    393,530              55.12%
                                  =========      ============       =============

As of March 1, 2005, the weighted average credit score of the mortgage loans was approximately 763.

For substantially all of the mortgage loans, the credit score was updated prior to March 1, 2005.


                                                           MORTGAGE RATES

                                                                                                                WEIGHTED
                              NUMBER OF                        PERCENTAGE         AVERAGE        WEIGHTED        AVERAGE
                              MORTGAGE        PRINCIPAL       OF MORTGAGE        PRINCIPAL       AVERAGE        LOAN-TO-
    MORTGAGE RATES (%)         LOANS           BALANCE           LOANS            BALANCE      CREDIT SCORE    VALUE RATIO
---------------------------  ----------      ------------     ------------      ------------   -------------  -------------
4.500 - 4.624..............        1         $    297,704          0.32%        $    297,704        680           23.00%
4.750 - 4.874..............       13            5,473,952          5.82              421,073        774           53.99
4.875 - 4.999..............       44           18,851,635         20.04              428,446        775           56.02
5.000 - 5.124..............       43           16,992,777         18.07              395,181        775           54.03
5.125 - 5.249..............       33           12,564,368         13.36              380,738        761           53.14
5.250 - 5.374..............       44           18,948,944         20.15              430,658        759           54.05
5.375 - 5.499..............       18            5,551,162          5.90              308,398        766           58.01
5.500 - 5.624..............       19            7,170,128          7.62              377,375        737           57.00
5.625 - 5.749..............        8            2,582,116          2.75              322,765        743           59.64
5.750 - 5.874..............        4            1,220,660          1.30              305,165        732           58.10
5.875 - 5.999..............        5            1,942,164          2.06              388,433        758           55.83
6.000 - 6.124..............        1              381,026          0.41              381,026        791           70.00
6.125 - 6.249..............        2              686,043          0.73              343,021        686           62.32
6.250 - 6.374..............        1               37,913          0.04               37,913        676           70.00
6.375 - 6.499..............        3            1,353,006          1.44              451,002        758           58.55
                             ----------      ------------     ------------      ------------   -------------  -------------
     Total.................      239         $ 94,053,597        100.00%        $    393,530        763           55.12%
                             ==========      ============     ============

As of March 1, 2005, the weighted average mortgage rate was approximately 5.1639% per annum.


                                   ORIGINAL MORTGAGE LOAN PRINCIPAL BALANCES OF THE MORTGAGE LOANS

                                                                                                                WEIGHTED
                              NUMBER OF                        PERCENTAGE         AVERAGE        WEIGHTED        AVERAGE
  ORIGINAL MORTGAGE LOAN       MORTGAGE        PRINCIPAL      OF MORTGAGE        PRINCIPAL       AVERAGE        LOAN-TO-
       BALANCE ($)              LOANS           BALANCE           LOANS           BALANCE      CREDIT SCORE    VALUE RATIO
---------------------------  ----------      ------------     ------------      ------------   -------------  -------------
   100,000 or less.........       10         $    743,802          0.79%        $    74,380         753           47.13%
   100,001 - 200,000.......       23            3,902,099          4.15             169,656         758           48.18
   200,001 - 300,000.......       18            4,048,570          4.30             224,921         762           56.40
   300,001 - 400,000.......       67           22,914,066         24.36             342,001         776           54.89
   400,001 - 500,000.......       62           26,777,485         28.47             431,895         755           55.40
   500,001 - 600,000.......       33           17,048,292         18.13             516,615         768           55.87
   600,001 - 700,000.......        8            4,870,268          5.18             608,784         752           57.32
   700,001 - 800,000.......        8            5,499,937          5.85             687,492         761           57.03
   800,001 - 900,000.......        8            6,378,004          6.78             797,251         743           54.75
   900,001 - 1,000,000.....        2            1,871,072          1.99             935,536         803           51.69
                             ----------      ------------     ------------      ------------   -------------  -------------
     Total.................      239         $ 94,053,597        100.00%        $   393,530         763           55.12%
                             ==========      ============     ============



                                                         ORIGINAL LTV RATIOS


                                  NUMBER OF                         PERCENTAGE OF          AVERAGE
                                  MORTGAGE         PRINCIPAL          MORTGAGE            PRINCIPAL        WEIGHTED AVERAGE
  ORIGINAL LTV RATIO (%)            LOANS           BALANCE            LOANS               BALANCE           CREDIT SCORE
---------------------------       ---------      ------------       -------------      ------------        ----------------
00.01 - 50.00..............           82         $  30,815,852          32.76%         $    375,803              763
50.01 - 55.00..............           53            20,008,706          21.27               377,523              765
55.01 - 60.00..............           34            14,523,594          15.44               427,165              771
60.01 - 65.00..............           29            12,946,179          13.76               446,420              759
65.01 - 70.00..............           19             7,362,404           7.83               387,495              763
70.01 - 75.00..............            9             3,400,263           3.62               377,807              762
75.01 - 80.00..............           12             4,784,708           5.09               398,726              749
80.01 - 85.00..............            1               211,891           0.23               211,891              730
                                  ---------      ------------       -------------      ------------        ----------------
      Total................          239         $  94,053,597         100.00%         $    393,530              763
                                  =========      ============       =============

The weighted average LTV ratio at origination of the mortgage loans was approximately 55.12%.

                                           GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES

                                                                                                                WEIGHTED
                              NUMBER OF                        PERCENTAGE         AVERAGE        WEIGHTED        AVERAGE
                               MORTGAGE        PRINCIPAL      OF MORTGAGE        PRINCIPAL       AVERAGE        LOAN-TO-
          STATE                 LOANS           BALANCE           LOANS           BALANCE      CREDIT SCORE    VALUE RATIO
---------------------------  ----------      ------------     ------------      ------------   -------------  -------------
Alabama....................        2         $    979,732          1.04%        $   489,866         779          52.63%
Arkansas...................        2              686,743          0.73             343,371         763          77.06
Arizona....................        4            1,702,520          1.81             425,630         773          70.79
California.................       83           34,991,464         37.20             421,584         767          52.52
Colorado...................        9            3,169,757          3.37             352,195         746          53.92
Connecticut................        2            1,085,124          1.15             542,562         777          55.11
District of Columbia.......        1              315,666          0.34             315,666         779          53.00
Florida....................        7            2,723,401          2.90             389,057         759          55.18
Georgia....................        6            1,911,446          2.03             318,574         766          59.89
Hawaii.....................        1              161,436          0.17             161,436         790          28.00
Illinois...................        8            2,890,913          3.07             361,364         748          54.32
Indiana....................        1              215,243          0.23             215,243         790          62.00
Massachusetts..............       10            4,725,692          5.02             472,569         775          55.33
Maryland...................       11            4,757,927          5.06             432,539         751          53.75
Michigan...................        4            1,593,209          1.69             398,302         722          57.04
Minnesota..................        5            1,530,088          1.63             306,018         763          56.52
Missouri...................        2              417,341          0.44             208,671         778          50.92
Mississippi................        3            1,542,478          1.64             514,159         756          65.93
North Carolina.............        9            3,877,739          4.12             430,860         750          58.38
New Jersey.................        6            1,853,832          1.97             308,972         780          50.42
New Mexico.................        1              447,273          0.48             447,273         811          47.00
Nevada.....................        5            2,078,330          2.21             415,666         774          51.69
New York...................       13            4,166,270          4.43             320,482         753          54.44
Ohio.......................        1               37,913          0.04              37,913         676          70.00
Oregon.....................        6            2,257,335          2.40             376,223         783          56.83
Pennsylvania...............        2            1,025,595          1.09             512,797         775          64.67
Rhode Island...............        2              290,028          0.31             145,014         685          60.82
South Carolina.............        2            1,388,741          1.48             694,370         749          45.52
Tennessee..................        1              421,369          0.45             421,369         686          61.00
Texas......................       12            3,335,113          3.55             277,926         768          67.48
Utah.......................        3            1,159,973          1.23             386,658         777          53.35
Virginia...................        7            2,695,501          2.87             385,072         753          53.70
Washington.................        7            3,106,918          3.30             443,845         778          58.84
Wisconsin..................        1              511,487          0.54             511,487         768          45.00
                             ----------      ------------     ------------      ------------   -------------  -------------
     Total.................      239         $  4,053,597        100.00%        $   393,530         763          55.12%
                             ==========      ============     ============

----------------
         No more than 1.5% of the mortgage loans were secured by mortgaged properties located in any one zip code area in California and no more than 1.1% of the mortgage loans were secured by mortgaged properties located in any one zip code area outside California.

                                                 LOAN PURPOSE OF THE MORTGAGE LOANS

                                                                                                                WEIGHTED
                              NUMBER OF                        PERCENTAGE         AVERAGE        WEIGHTED        AVERAGE
                               MORTGAGE        PRINCIPAL      OF MORTGAGE        PRINCIPAL       AVERAGE        LOAN-TO-
     LOAN PURPOSE               LOANS           BALANCE           LOANS           BALANCE      CREDIT SCORE    VALUE RATIO
---------------------------  ----------      ------------     ------------      ------------   -------------  -------------
Purchase...................       19         $  8,130,775          8.64%        $   427,936         786           65.72%
Rate/Term Refinance........      179           70,549,482         75.01             394,131         766           54.19
Equity Refinance...........       41           15,373,340         16.35             374,960         741           53.78
                             ----------      ------------     ------------      ------------   -------------  -------------
     Total.................      239         $ 94,053,597        100.00%        $   393,530         763           55.12%
                             ==========      ============     ============



                                       MORTGAGE LOAN DOCUMENTATION TYPES OF THE MORTGAGE LOANS

                                                                                                                WEIGHTED
                              NUMBER OF                        PERCENTAGE         AVERAGE        WEIGHTED        AVERAGE
                               MORTGAGE        PRINCIPAL      OF MORTGAGE        PRINCIPAL       AVERAGE        LOAN-TO-
    DOCUMENTATION TYPE          LOANS           BALANCE           LOANS           BALANCE      CREDIT SCORE    VALUE RATIO
---------------------------  ----------      ------------     ------------      ------------   -------------  -------------
Full Documentation.........      200         $ 82,688,929         87.92%        $   413,445         765           55.36%
Reduced Documentation......       39           11,364,668         12.08             291,402         750           53.31
                             ----------      ------------     ------------      ------------   -------------  -------------
     Total.................      239         $ 94,053,597        100.00%        $   393,530         763           55.12%
                             ==========      ============     ============

         No more than 38.7% of such reduced loan documentation mortgage loans were secured by mortgaged properties located in California.

         Approximately 20.8% of the mortgage loans were underwritten pursuant to a streamlined refinancing documentation program, which permits mortgage loans to be refinanced with only limited verification or updating of underwriting information obtained at the time that the refinanced mortgage loan was underwritten. See "Mortgage Loan Program--Underwriting Standards" in the prospectus.


                                                OCCUPANCY TYPES OF THE MORTGAGE LOANS

                                                                                                                WEIGHTED
                              NUMBER OF                        PERCENTAGE         AVERAGE        WEIGHTED        AVERAGE
                               MORTGAGE        PRINCIPAL      OF MORTGAGE        PRINCIPAL       AVERAGE        LOAN-TO-
         OCCUPANCY              LOANS           BALANCE           LOANS           BALANCE      CREDIT SCORE    VALUE RATIO
---------------------------  ----------      ------------     ------------      ------------   -------------  -------------
Primary Residence..........      234         $ 91,021,620         96.78%        $   388,981         763           55.04%
Second/Vacation............        5            3,031,977          3.22             606,395         778           57.54
                             ----------      ------------     ------------      ------------   -------------  -------------
     Total.................      239         $ 94,053,597        100.00%        $   393,530         763           55.12%
                             ==========      ============     ============




                                                      MORTGAGED PROPERTY TYPES

                                                                                                                WEIGHTED
                              NUMBER OF                        PERCENTAGE         AVERAGE        WEIGHTED        AVERAGE
                               MORTGAGE        PRINCIPAL      OF MORTGAGE        PRINCIPAL       AVERAGE        LOAN-TO-
       PROPERTY TYPE            LOANS           BALANCE           LOANS           BALANCE      CREDIT SCORE    VALUE RATIO
---------------------------  ----------      ------------     ------------      ------------   -------------  -------------
Single Family Detached.....      168         $ 66,526,447         70.73%        $   395,991         763          54.61%
Planned Unit Developments
(detached).................       51           21,262,108         22.61             416,904         771          55.35
Two- to four-family Units..        9            2,373,957          2.52             263,773         718          60.88
Condo Low-Rise (less than
5 stories)..................       4            2,169,345          2.31             542,336         781          61.82
Planned Unit Developments
(attached).................        5            1,231,355          1.31             246,271         734          60.50
Townhouse..................        2              490,385          0.52             245,193         741          42.67
                             ----------      ------------     ------------      ------------   -------------  -------------
    Total..................      239         $ 94,053,597        100.00%        $   393,530         763          55.12%
                             ==========      ============     ============




                                            NET MORTGAGE RATES OF DISCOUNT MORTGAGE LOANS

                                                                                                                WEIGHTED
                              NUMBER OF                        PERCENTAGE         AVERAGE        WEIGHTED        AVERAGE
                               MORTGAGE        PRINCIPAL      OF MORTGAGE        PRINCIPAL       AVERAGE        LOAN-TO-
   NET MORTGAGE RATE (%)        LOANS           BALANCE           LOANS           BALANCE      CREDIT SCORE    VALUE RATIO
---------------------------  ----------      ------------     ------------      ------------   -------------  -------------
4.220......................        1         $    297,704          0.32%        $   297,704         680           23.00%
4.470......................       12            5,034,080          5.35             419,507         772           53.29
4.523......................        1              439,871          0.47             439,871         794           62.00
4.595......................       44           18,851,635         20.04             428,446         775           56.02
4.720......................       43           16,992,777         18.07             395,181         775           54.03
4.845......................       33           12,564,368         13.36             380,738         761           53.14
4.970......................       44           18,948,944         20.15             430,658         759           54.05
                             ----------      ------------     ------------      ------------   -------------  -------------
    Total..................      178         $ 73,129,380         77.75%        $   410,839         768           54.27%
                             ==========      ============     ============

         As of March 1, 2005, the weighted average of the Discount Fractions of the Discount Mortgage Loans was approximately 4.927957990%.

         The decrement table for the Class A-P Certificates under the section entitled "Certain Yield and Prepayment Considerations--Weighted Average Life" in the prospectus supplement shall be deleted in its entirety and replaced with the following decrement table:



                                 PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING AT THE
                                         FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                                                         CLASS A-P CERTIFICATES
                                                            ------------------------------------------------
                                                             0%        100%      250%       400%        500%
                                                            ----      ----       ----       ----        ----
DISTRIBUTION DATE
April 2005.............................................     100%       100%      100%       100%        100%
April 2006.............................................      95         91        86         81          77
April 2007.............................................      90         81        70         59          52
April 2008.............................................      84         72        55         42          34
April 2009.............................................      78         63        44         30          22
April 2010.............................................      72         54        34         21          14
April 2011.............................................      65         46        26         14           9
April 2012.............................................      58         39        20         10           6
April 2013.............................................      51         32        15          6           3
April 2014.............................................      44         26        11          4           2
April 2015.............................................      36         20         8          3           1
April 2016.............................................      27         14         5          2           1
April 2017.............................................      18          9         3          1           *
April 2018.............................................       9          4         1          *           *
April 2019.............................................       0          0         0          0           0
Weighted Average Life in Years** (to Maturity).........     7.8        6.0       4.3        3.2         2.7

----------------
*    Indicates a number that is greater than zero but less than 0.5%.
**   The weighted average life of an offered certificate is determined by
     (i) multiplying the net reduction, if any, of Certificate Principal Balance by the number of years from the date of issuance of the offered certificate to the related Distribution Date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS INDICATED IN THE PROSPECTUS SUPPLEMENT AND AS SUPPLEMENTED BY THIS SUPPLEMENT, INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE LOANS WHICH DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF, AND SHOULD BE READ IN CONJUNCTION THEREWITH.

         The decrement table above and the pre-tax yield to maturity table below assume, among other things, the following structuring assumptions:

         o    the Class A-P Certificates will be purchased on April 28, 2005;

         o the scheduled monthly payment for each mortgage loan has been based on its outstanding balance and interest rate as of March 1, 2005 and remaining amortization term so that the mortgage loan will amortize in amounts sufficient for repayment thereof over its remaining term to maturity; and

         o as of March 1, 2005, the mortgage loans have the following weighted average characteristics:


                        ASSUMED MORTGAGE CHARACTERISTICS

                                         DISCOUNT MORTGAGE     NON-DISCOUNT
      ASSUMED PURCHASE PRICE                  LOANS           MORTGAGE LOANS
---------------------------------------  -----------------    ----------------
Aggregate principal balance............   $ 73,965,617.66      $ 21,710,976.65
Weighted average mortgage rate.........      5.0339428796%              5.6172%
Weighted average servicing fee rate....      0.2800000000%              0.3300%
Weighted average original term to
maturity (months)......................               179                  179
Weighted average remaining term
to maturity (months)...................               167                  164

         The pre-tax yield to maturity table for the Class A-P Certificates under the section entitled "Certain Yield and Prepayment
Considerations--Principal Only Certificate and Variable Strip Certificate Yield Considerations" in the prospectus supplement shall be deleted in its entirety and replaced with the following pre-tax yield to maturity table:

                   PRE-TAX YIELD TO MATURITY OF THE CLASS A-P
     CERTIFICATES AT THE FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

ASSUMED PURCHASE PRICE           0%     100%    250%    400%     500%
------------------------------ ------  ------  ------  ------   ------
$2,769,782....................  3.7%    4.9%    7.0%    9.5%     11.2%

THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS INDICATED IN THE PROSPECTUS SUPPLEMENT AND AS SUPPLEMENTED BY THIS SUPPLEMENT, INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE LOANS WHICH DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF, AND SHOULD BE READ IN CONJUNCTION THEREWITH.

         The model used to measure prepayments on the mortgage loans for purposes of the decrement table and yield table in this supplement, the prepayment speed assumption or PSA, represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of new mortgage loans. A prepayment assumption of 100% PSA assumes constant prepayment rates of 0.20% per annum of the then outstanding principal balance of the mortgage loans in the first month of the life of the mortgage loans and an additional 0.20% per annum in each month thereafter until the 30th month. Beginning in the 30th month and in each month thereafter during the life of the mortgage loans, 100% PSA assumes a constant prepayment rate of 6% per annum each month. As used in the table above, "0% PSA" assumes prepayment rates equal to 0% of PSA--no prepayments. Correspondingly, "250% PSA" assumes prepayment rates equal to 250% of PSA and so forth. PSA does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the mortgage loans in this mortgage pool.

         The second and third paragraphs and the servicer delinquency tables under the section entitled "Pooling and Servicing Agreement--The Master Servicer" in the prospectus supplement shall be deleted in their entirety and replaced with the following:

         As used in this prospectus supplement, a loan is considered to be "30 to 59 days" or "30 or more days" delinquent when a payment due on any due date remains unpaid as of the close of business on the last business day immediately prior to the next following monthly due date. The determination as to whether a loan falls into this category is made as of the close of business on the last business day of each month.

         The following tables set forth information for mortgage loans included in Residential Funding Corporation's servicing portfolio that generally conform to Residential Funding Corporation's "Jumbo A" program underwriting guidelines, and for mortgage loans underwritten under a Jumbo A reduced loan documentation program.



                                               JUMBO A PROGRAM DELINQUENCY EXPERIENCE

                                  AT DECEMBER 31, 1999               AT DECEMBER 31, 2000          AT DECEMBER 31, 2001
                             ----------------------------------------------------------------------------------------------
                                 BY NO.        BY DOLLAR           BY NO.        BY DOLLAR          BY NO.     BY DOLLAR
                                   OF           AMOUNT              OF            AMOUNT              OF        AMOUNT
                                 LOANS         OF LOANS           LOANS          OF LOANS           LOANS      OF LOANS
                             ----------------------------------------------------------------------------------------------
                                                                (Dollar Amounts in Thousands)
Total Loan Portfolio.......    159,458       $41,799,848         156,842        $41,837,077        142,330    $38,092,093
Period of Delinquency
   30 to 59 days...........      2,081           485,414           2,147            488,965          1,968        469,058
   60 to 89 days...........        297            66,720             336             72,625            327         75,698
   90 days or more.........        301            69,148             307             68,860            333         76,136
Foreclosures Pending.......        419           100,940             340             81,219            350         91,964
Total Delinquent Loans.....      3,098          $722,221           3,130           $711,669          2,978       $712,856
Percent of Loan
    Portfolio..............      1.943%            1.728%          1.996%             1.701%         2.092%         1.871%


                                AT DECEMBER 31, 2002                AT DECEMBER 31, 2003             AT DECEMBER 31, 2004
                             ----------------------------------------------------------------------------------------------
                                 BY NO.        BY DOLLAR           BY NO.        BY DOLLAR          BY NO.     BY DOLLAR
                                   OF           AMOUNT              OF            AMOUNT              OF        AMOUNT
                                 LOANS         OF LOANS           LOANS          OF LOANS           LOANS      OF LOANS
                             ----------------------------------------------------------------------------------------------
                                                                (Dollar Amounts in Thousands)
Total Loan Portfolio.......    104,754       $29,652,506          61,336        $19,562,648         51,674    $17,633,235
Period of Delinquency
   30 to 59 days...........      1,391           350,118             813            202,438            354        101,882
   60 to 89 days...........        256            59,355             180             37,722             80         18,514
   90 days or more.........        277            67,047             229             51,671             99         22,840
Foreclosures Pending.......        333            80,326             243             58,402            139         31,349
Total Delinquent Loans.....      2,257          $556,846           1,465           $350,233            672       $174,585
Percent of Loan
    Portfolio..............      2.155%            1.878%          2.388%             1.790%         1.300%         0.990%

----------
*The tables relate to the mortgage loans referred to above.
*The Period of Delinquency which is "90 days or more" does not include foreclosures pending.



                                    JUMBO A PROGRAM REDUCED DOCUMENTATION DELINQUENCY EXPERIENCE

                                  AT DECEMBER 31, 1999               AT DECEMBER 31, 2000          AT DECEMBER 31, 2001
                             ----------------------------------------------------------------------------------------------
                                 BY NO.        BY DOLLAR           BY NO.        BY DOLLAR          BY NO.     BY DOLLAR
                                   OF           AMOUNT              OF            AMOUNT              OF        AMOUNT
                                 LOANS         OF LOANS           LOANS          OF LOANS           LOANS      OF LOANS
                             ----------------------------------------------------------------------------------------------
                                                                (Dollar Amounts in Thousands)
Total Loan Portfolio.......    31,572        $5,733,023          29,442         $5,424,670         26,174     $4,923,160
Period of Delinquency
   30 to 59 days...........       476            87,173             481             80,450            436         72,245
   60 to 89 days...........        72            13,317              85             14,464             71         13,138
   90 days or more.........        68            14,146              57             12,443             64         12,292
Foreclosures Pending.......       113            23,846              87             17,435             79         22,361
Total Delinquent Loans.....       729          $138,482             710           $124,791            650       $120,036
Percent of Loan
    Portfolio..............     2.309%            2.416%          2.412%             2.300%         2.483%         2.438%


                                AT DECEMBER 31, 2002                AT DECEMBER 31, 2003             AT DECEMBER 31, 2004
                             ----------------------------------------------------------------------------------------------
                                 BY NO.        BY DOLLAR           BY NO.        BY DOLLAR          BY NO.     BY DOLLAR
                                   OF           AMOUNT              OF            AMOUNT              OF        AMOUNT
                                 LOANS         OF LOANS           LOANS          OF LOANS           LOANS      OF LOANS
                             ----------------------------------------------------------------------------------------------
                                                                (Dollar Amounts in Thousands)
Total Loan Portfolio.......    20,813        $4,388,764          15,134         $3,902,833         12,980     $3,701,651
Period of Delinquency
   30 to 59 days...........       303            56,489             221             45,326             80         18,542
   60 to 89 days...........        62            12,354              38              7,098             21          4,011
   90 days or more.........        66            16,163              55              9,585             15          2,980
Foreclosures Pending.......        68            14,099              53             11,232             26          5,253
Total Delinquent Loans.....       499           $99,105             367            $73,241            142        $30,786
Percent of Loan
    Portfolio..............     2.398%            2.258%          2.425%             1.877%         1.094%         0.832%

----------
*The tables relate to the mortgage loans referred to above.
*The Period of Delinquency which is "90 days or more" does not include foreclosures pending.

         The following tables set forth information concerning foreclosed mortgage loans and loan loss experience of Residential Funding Corporation as of the dates indicated, with respect to the mortgage loans referred to above. For purposes of the following tables, Average Portfolio Balance for the period indicated is based on end of month balances divided by the number of months in the period indicated, the Foreclosed Loans Ratio is equal to the aggregate principal balance of Foreclosed Loans divided by the Total Loan Portfolio at the end of the indicated period, and the Gross Loss Ratios and Net Loss Ratios are computed by dividing the Gross Loss or Net Loss, respectively, during the period indicated by the Average Portfolio Balance during that period.

                                               JUMBO A PROGRAM FORECLOSURE EXPERIENCE

                                  AT OR FOR THE         AT OR FOR THE            AT OR FOR THE
                                   YEAR ENDED             YEAR ENDED              YEAR ENDED
                                DECEMBER 31, 1999      DECEMBER 31, 2000       DECEMBER 31, 2001
                              --------------------    --------------------    --------------------
                                                   (Dollar Amounts in Thousands)
Total Loan Portfolio.......   $        41,799,848     $        41,837,077     $        38,092,093
Average Portfolio Balance..   $        41,744,291     $        41,712,987     $        40,578,437
Foreclosed Loans...........   $            36,732     $            18,166     $            11,865
Liquidated Foreclosed Loans   $            40,097     $            57,997     $            35,574
Foreclosed Loans Ratio.....                 0.088%                  0.043%                  0.031%
Gross Loss.................   $             6,022     $            16,608     $             9,085
Gross Loss Ratio...........                 0.014%                  0.040%                  0.022%
Covered Loss...............   $             3,549     $             6,438     $             5,451
Net Loss...................   $             2,473     $            10,170     $             3,633
Net Loss Ratio.............                 0.006%                  0.024%                  0.009%
Excess Recovery............   $               333     $                39     $                 5


                                  AT OR FOR THE         AT OR FOR THE            AT OR FOR THE
                                   YEAR ENDED             YEAR ENDED              YEAR ENDED
                               DECEMBER 31, 2002       DECEMBER 31, 2003       DECEMBER 31, 2004
                              --------------------    --------------------    --------------------
                                               (Dollar Amounts in Thousands)
Total Loan Portfolio.......   $        29,652,506     $        19,562,648     $        17,633,235
Average Portfolio Balance..   $        34,185,451     $        23,080,737     $        17,999,485
Foreclosed Loans...........   $            13,924     $             9,435     $             2,109
Liquidated Foreclosed Loans   $            30,193     $            28,302     $            16,609
Foreclosed Loans Ratio.....                 0.047%                  0.048%                  0.012%
Gross Loss.................   $             5,871     $             5,331     $             2,922
Gross Loss Ratio...........                 0.017%                  0.023%                  0.016%
Covered Loss...............   $             3,056     $             4,219     $             1,648
Net Loss...................   $             2,816     $             1,112     $            1,274
Net Loss Ratio.............                 0.008%                  0.005%                  0.007%
Excess Recovery............   $               108     $                18     $               68





                                    JUMBO A PROGRAM REDUCED DOCUMENTATION FORECLOSURE EXPERIENCE

                                  AT OR FOR THE         AT OR FOR THE            AT OR FOR THE
                                   YEAR ENDED             YEAR ENDED              YEAR ENDED
                                DECEMBER 31, 1999      DECEMBER 31, 2000       DECEMBER 31, 2001
                              --------------------    --------------------    --------------------
                                                   (Dollar Amounts in Thousands)
Total Loan Portfolio.......   $         5,733,023     $         5,424,670     $         4,923,160
Average Portfolio Balance..   $         6,483,857     $         5,497,288     $         5,208,164
Foreclosed Loans...........   $             7,705     $             2,749     $               841
Liquidated Foreclosed Loans   $             7,487     $            10,220     $             5,253
Foreclosed Loans Ratio.....                 0.134%                  0.051%                  0.017%
Gross Loss.................   $             1,142     $             4,343     $             1,657
Gross Loss Ratio...........                 0.018%                  0.079%                  0.032%
Covered Loss...............   $               561     $               895     $             1,202
Net Loss...................   $               581     $             3,449     $               456
Net Loss Ratio.............                 0.009%                  0.063%                  0.009%
Excess Recovery............   $               148     $                25     $                 0


                                  AT OR FOR THE         AT OR FOR THE            AT OR FOR THE
                                   YEAR ENDED             YEAR ENDED              YEAR ENDED
                               DECEMBER 31, 2002       DECEMBER 31, 2003       DECEMBER 31, 2004
                              --------------------    --------------------    --------------------
                                               (Dollar Amounts in Thousands)
Total Loan Portfolio.......   $         4,388,764     $         3,902,833     $         3,701,651
Average Portfolio Balance..   $         4,572,334     $         4,082,685     $         3,702,764
Foreclosed Loans...........   $             3,323     $             2,051     $               798
Liquidated Foreclosed Loans   $             3,685     $             5,319     $             2,680
Foreclosed Loans Ratio.....                 0.076%                  0.053%                  0.022%
Gross Loss.................   $             1,047     $             1,473     $               581
Gross Loss Ratio...........                 0.023%                  0.036%                  0.016%
Covered Loss...............   $               462     $               884     $               227
Net Loss...................   $               585     $               589     $               353
Net Loss Ratio.............                 0.013%                  0.014%                  0.010%
Excess Recovery............   $                 0     $                 0     $                15

         The following shall supplement the information under the section entitled "Use of Proceeds":

         The net proceeds from the sale of the Class A-P Certificates to the Class PO underwriter will be paid to the depositor. The depositor will use the proceeds to purchase the Class A-P Certificates from Residential Funding Corporation.

         As previously mentioned, the information in this supplement regarding the mortgage loans is as of March 1, 2005, except as otherwise indicated. Investors should review the monthly statements to certificateholders for January, February, March and April 2005, attached hereto as Appendix A, which include, among other things, limited updated information regarding the mortgage loans and delinquency and loss information as of the date of each such monthly statement. These monthly statements are included as part of this supplement and each monthly statement to certificateholders filed with the Securities and Exchange Commission is hereby incorporated by reference. Any monthly statement to certificateholders will be made available upon request by contacting the trustee as described in the prospectus supplement.

                               UBS INVESTMENT BANK
                              CLASS PO UNDERWRITER

         This supplement may be used to offer or sell the certificates offered hereby only if accompanied by the prospectus supplement and prospectus.

         Dealers will be required to deliver a supplement, prospectus supplement and prospectus when acting as underwriters of the certificates offered hereby and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the offered certificates, whether or not participating in this offering, may be required to deliver a supplement, prospectus supplement and prospectus until ninety days after the date of this supplement.

                                                                      APPENDIX A

                    MONTHLY STATEMENTS TO CERTIFICATEHOLDERS

Run:        04/26/05     10:32:43                                    REPT1B.FRG
Page:         1 of 2
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
           RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC. (COMPANY)
        MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2004-S7(POOL #  4877)
STATEMENT TO CERTIFICATEHOLDERS

DISTRIBUTION SUMMARY FOR POOL#   4877
_______________________________________________________________________________
                                       PRINCIPAL       CURRENT
                     ORIGINAL       BALANCE BEFORE   PASS-THROUGH    PRINCIPAL
CLASS   CUSIP       FACE VALUE       DISTRIBUTION       RATE       DISTRIBUTION
_______________________________________________________________________________
A-1     76111XNF6   100,341,000.00  95,834,192.75     5.000000  %  1,311,642.25
A-P     76111XNG4     3,882,545.32   3,741,205.15     0.000000  %     44,311.97
A-V     76111XNH2             0.00           0.00     0.068240  %          0.00
R       76111XNJ8           100.00           0.00     5.000000  %          0.00
M-1     76111XNK5       421,500.00     413,378.04     5.000000  %      1,641.52
M-2     76111XNL3       210,500.00     206,443.84     5.000000  %        819.79
M-3     76111XNM1       157,900.00     154,857.40     5.000000  %        614.94
B-1     76111XNN9       105,300.00     103,270.95     5.000000  %        410.08
B-2     76111XNP4        52,700.00      51,684.51     5.000000  %        205.23
B-3     76111XNQ2       105,288.09     103,259.27     5.000000  %        410.04

-------------------------------------------------------------------------------
                  105,276,833.41   100,608,291.91                  1,360,055.82
===============================================================================
_______________________________________________________________________________
                                                                      REMAINING
            INTEREST         TOTAL         DEFERRED    REALIZED       PRINCIPAL
           DISTRIBUTION   DISTRIBUTION     INTEREST     LOSSES         BALANCE
_______________________________________________________________________________
A-1       399,309.14  1,710,951.39            0.00       0.00     94,522,550.50
A-P             0.00     44,311.97            0.00       0.00      3,696,893.18
A-V         5,721.26      5,721.26            0.00       0.00              0.00
R               0.00          0.00            0.00       0.00              0.00
M-1         1,722.41      3,363.93            0.00       0.00        411,736.52
M-2           860.18      1,679.97            0.00       0.00        205,624.05
M-3           645.24      1,260.18            0.00       0.00        154,242.46
B-1           430.30        840.38            0.00       0.00        102,860.87
B-2           215.35        420.58            0.00       0.00         51,479.28
B-3           430.25        840.29            0.00       0.00        102,849.23

-------------------------------------------------------------------------------
          409,334.13  1,769,389.95            0.00       0.00     99,248,236.09
===============================================================================
_______________________________________________________________________________



AMOUNTS PER $1,000 UNIT
_______________________________________________________________________________
       BEGINNING                                                        ENDING
       BALANCE    PRINCIPAL     INTEREST      TOTAL      DEFERRED       BALANCE
CLASS  FACTOR     FACTOR        FACTOR     DISTRIBUTION  INTEREST       FACTOR
_______________________________________________________________________________
A-1     955.085087   13.071848     3.979521    17.051369   0.000000  942.013240
A-P     963.596003   11.413124     0.000000    11.413124   0.000000  952.182879
A-V       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R         0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
M-1     980.730817    3.894472     4.086382     7.980854   0.000000  976.836345
M-2     980.730834    3.894489     4.086366     7.980855   0.000000  976.836345
M-3     980.730835    3.894490     4.086384     7.980874   0.000000  976.836345
B-1     980.730836    3.894492     4.086420     7.980912   0.000000  976.836345
B-2     980.730842    3.894497     4.086338     7.980835   0.000000  976.836345
B-3     980.730803    3.894458     4.086407     7.980865   0.000000  976.836345

_______________________________________________________________________________


DETERMINATION DATE       21-January-05
DISTRIBUTION DATE        25-January-05

Run:     04/26/05     10:32:43                                        rept2.frg
Page:      2 of 2
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
           RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC. (COMPANY)
        MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2004-S7 (POOL #  4877)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4877
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                       20,912.07
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                     2,874.73

SUBSERVICER ADVANCES THIS MONTH                                            0.00
MASTER SERVICER ADVANCES THIS MONTH                                        0.00


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                     0           0.00

 (B)  TWO MONTHLY PAYMENTS:                                    0           0.00

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          0           0.00


FORECLOSURES
  NUMBER OF LOANS                                                             0
  AGGREGATE PRINCIPAL BALANCE                                              0.00

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                      99,248,236.09

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                          248

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       0

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                       0.00

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                      960,088.34

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                     SENIOR        CLASS M        CLASS B
CURRENT DISTRIBUTION         98.93370000 %     0.79973400 %    0.25665350 %
PREPAYMENT PERCENT          100.00000000 %     0.00000000 %    0.00000000 %
NEXT DISTRIBUTION            98.92330900 %     0.77744760 %    0.26916350 %

      BANKRUPTCY AMOUNT AVAILABLE                         100,000.00
      FRAUD AMOUNT AVAILABLE                            1,052,768.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   1,992,672.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          5.17149896
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              169.30

POOL TRADING FACTOR:                                                94.27357651

Run:        04/26/05     10:57:32                                    REPT1B.FRG
Page:         1 of 2
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
           RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC. (COMPANY)
        MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2004-S7(POOL #  4877)
STATEMENT TO CERTIFICATEHOLDERS

DISTRIBUTION SUMMARY FOR POOL#   4877
_______________________________________________________________________________
                                       PRINCIPAL       CURRENT
                     ORIGINAL       BALANCE BEFORE   PASS-THROUGH    PRINCIPAL
CLASS   CUSIP       FACE VALUE       DISTRIBUTION       RATE       DISTRIBUTION
_______________________________________________________________________________
A-1     76111XNF6   100,341,000.00  94,522,550.50     5.000000  %  2,258,275.02
A-P     76111XNG4     3,882,545.32   3,696,893.18     0.000000  %     23,827.20
A-V     76111XNH2             0.00           0.00     0.066107  %          0.00
R       76111XNJ8           100.00           0.00     5.000000  %          0.00
M-1     76111XNK5       421,500.00     411,736.52     5.000000  %      1,635.55
M-2     76111XNL3       210,500.00     205,624.05     5.000000  %        816.80
M-3     76111XNM1       157,900.00     154,242.46     5.000000  %        612.70
B-1     76111XNN9       105,300.00     102,860.87     5.000000  %        408.60
B-2     76111XNP4        52,700.00      51,479.28     5.000000  %        204.50
B-3     76111XNQ2       105,288.09     102,849.23     5.000000  %        408.55

-------------------------------------------------------------------------------
                  105,276,833.41    99,248,236.09                  2,286,188.92
===============================================================================
_______________________________________________________________________________
                                                                      REMAINING
            INTEREST         TOTAL         DEFERRED    REALIZED       PRINCIPAL
           DISTRIBUTION   DISTRIBUTION     INTEREST     LOSSES         BALANCE
_______________________________________________________________________________
A-1       393,843.96  2,652,118.98            0.00       0.00     92,264,275.48
A-P             0.00     23,827.20            0.00       0.00      3,673,065.98
A-V         5,467.47      5,467.47            0.00       0.00              0.00
R               0.00          0.00            0.00       0.00              0.00
M-1         1,715.57      3,351.12            0.00       0.00        410,100.97
M-2           856.77      1,673.57            0.00       0.00        204,807.25
M-3           642.68      1,255.38            0.00       0.00        153,629.76
B-1           428.59        837.19            0.00       0.00        102,452.27
B-2           214.50        419.00            0.00       0.00         51,274.78
B-3           428.54        837.09            0.00       0.00        102,440.68

-------------------------------------------------------------------------------
          403,598.08  2,689,787.00            0.00       0.00     96,962,047.17
===============================================================================
_______________________________________________________________________________



AMOUNTS PER $1,000 UNIT
_______________________________________________________________________________
       BEGINNING                                                        ENDING
       BALANCE    PRINCIPAL     INTEREST      TOTAL      DEFERRED       BALANCE
CLASS  FACTOR     FACTOR        FACTOR     DISTRIBUTION  INTEREST       FACTOR
_______________________________________________________________________________
A-1     942.013240   22.506005     3.925055    26.431060   0.000000  919.507235
A-P     952.182880    6.137005     0.000000     6.137005   0.000000  946.045875
A-V       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R         0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
M-1     976.836345    3.880308     4.070154     7.950462   0.000000  972.956036
M-2     976.836321    3.880285     4.070166     7.950451   0.000000  972.956036
M-3     976.836340    3.880304     4.070171     7.950475   0.000000  972.956036
B-1     976.836378    3.880342     4.070180     7.950522   0.000000  972.956036
B-2     976.836302    3.880266     4.070209     7.950475   0.000000  972.956036
B-3     976.836343    3.880306     4.070166     7.950472   0.000000  972.956037

_______________________________________________________________________________


DETERMINATION DATE       23-February-05
DISTRIBUTION DATE        25-February-05

Run:     04/26/05     10:57:32                                        rept2.frg
Page:      2 of 2
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
           RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC. (COMPANY)
        MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2004-S7 (POOL #  4877)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4877
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                       20,706.91
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                     3,420.28

SUBSERVICER ADVANCES THIS MONTH                                        6,250.81
MASTER SERVICER ADVANCES THIS MONTH                                        0.00


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                     1     782,962.52

 (B)  TWO MONTHLY PAYMENTS:                                    0           0.00

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          0           0.00


FORECLOSURES
  NUMBER OF LOANS                                                             0
  AGGREGATE PRINCIPAL BALANCE                                              0.00

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                      96,962,047.17

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                          245

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       0

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                       0.00

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                    1,891,271.81

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                     SENIOR        CLASS M        CLASS B
CURRENT DISTRIBUTION         98.92330900 %     0.80752700 %    0.25913750 %
PREPAYMENT PERCENT          100.00000000 %     0.00000000 %    0.00000000 %
NEXT DISTRIBUTION            98.90157900 %     0.79261731 %    0.27459590 %

      BANKRUPTCY AMOUNT AVAILABLE                         100,000.00
      FRAUD AMOUNT AVAILABLE                            1,052,768.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   1,992,672.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          5.16735352
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              168.10

POOL TRADING FACTOR:                                                92.10197916

Run:        04/07/05     13:16:11                                    REPT1B.FRG
Page:         1 of 2
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
           RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC. (COMPANY)
        MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2004-S7(POOL #  4877)
STATEMENT TO CERTIFICATEHOLDERS

DISTRIBUTION SUMMARY FOR POOL#   4877
_______________________________________________________________________________
                                       PRINCIPAL       CURRENT
                     ORIGINAL       BALANCE BEFORE   PASS-THROUGH    PRINCIPAL
CLASS   CUSIP       FACE VALUE       DISTRIBUTION       RATE       DISTRIBUTION
_______________________________________________________________________________
A-1     76111XNF6   100,341,000.00  92,264,275.48     5.000000  %  1,248,174.48
A-P     76111XNG4     3,882,545.32   3,673,065.98     0.000000  %     33,112.60
A-V     76111XNH2             0.00           0.00     0.065351  %          0.00
R       76111XNJ8           100.00           0.00     5.000000  %          0.00
M-1     76111XNK5       421,500.00     410,100.97     5.000000  %      1,667.20
M-2     76111XNL3       210,500.00     204,807.25     5.000000  %        832.62
M-3     76111XNM1       157,900.00     153,629.76     5.000000  %        624.56
B-1     76111XNN9       105,300.00     102,452.27     5.000000  %        416.50
B-2     76111XNP4        52,700.00      51,274.78     5.000000  %        208.45
B-3     76111XNQ2       105,288.09     102,440.68     5.000000  %        416.45

-------------------------------------------------------------------------------
                  105,276,833.41    96,962,047.17                  1,285,452.86
===============================================================================
_______________________________________________________________________________
                                                                      REMAINING
            INTEREST         TOTAL         DEFERRED    REALIZED       PRINCIPAL
           DISTRIBUTION   DISTRIBUTION     INTEREST     LOSSES         BALANCE
_______________________________________________________________________________
A-1       384,434.48  1,632,608.96            0.00       0.00     91,016,101.00
A-P             0.00     33,112.60            0.00       0.00      3,639,953.38
A-V         5,280.43      5,280.43            0.00       0.00              0.00
R               0.00          0.00            0.00       0.00              0.00
M-1         1,708.75      3,375.95            0.00       0.00        408,433.77
M-2           853.36      1,685.98            0.00       0.00        203,974.63
M-3           640.12      1,264.68            0.00       0.00        153,005.20
B-1           426.88        843.38            0.00       0.00        102,035.77
B-2           213.64        422.09            0.00       0.00         51,066.33
B-3           426.84        843.29            0.00       0.00        102,024.23

-------------------------------------------------------------------------------
          393,984.50  1,679,437.36            0.00       0.00     95,676,594.31
===============================================================================
_______________________________________________________________________________



AMOUNTS PER $1,000 UNIT
_______________________________________________________________________________
       BEGINNING                                                        ENDING
       BALANCE    PRINCIPAL     INTEREST      TOTAL      DEFERRED       BALANCE
CLASS  FACTOR     FACTOR        FACTOR     DISTRIBUTION  INTEREST       FACTOR
_______________________________________________________________________________
A-1     919.507235   12.439327     3.831280    16.270607   0.000000  907.067908
A-P     946.045875    8.528583     0.000000     8.528583   0.000000  937.517292
A-V       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R         0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
M-1     972.956035    3.955397     4.053974     8.009371   0.000000  969.000637
M-2     972.956029    3.955392     4.053967     8.009359   0.000000  969.000637
M-3     972.956052    3.955415     4.053958     8.009373   0.000000  969.000637
B-1     972.956003    3.955366     4.053941     8.009307   0.000000  969.000637
B-2     972.956045    3.955408     4.053890     8.009298   0.000000  969.000637
B-3     972.956071    3.955433     4.054020     8.009453   0.000000  969.000638

_______________________________________________________________________________


DETERMINATION DATE       23-March-05
DISTRIBUTION DATE        25-March-05

Run:     04/07/05     13:16:11                                        rept2.frg
Page:      2 of 2
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
           RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC. (COMPANY)
        MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2004-S7 (POOL #  4877)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4877
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                       20,154.53
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                     2,763.05

SUBSERVICER ADVANCES THIS MONTH                                            0.00
MASTER SERVICER ADVANCES THIS MONTH                                        0.00


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                     0           0.00

 (B)  TWO MONTHLY PAYMENTS:                                    0           0.00

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          0           0.00


FORECLOSURES
  NUMBER OF LOANS                                                             0
  AGGREGATE PRINCIPAL BALANCE                                              0.00

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                      95,676,594.31

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                          243

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       0

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                       0.00

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                      890,830.88

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                     SENIOR        CLASS M        CLASS B
CURRENT DISTRIBUTION         98.90157900 %     0.82382500 %    0.26419380 %
PREPAYMENT PERCENT          100.00000000 %     0.00000000 %    0.00000000 %
NEXT DISTRIBUTION            98.89115900 %     0.80000088 %    0.27720080 %

      BANKRUPTCY AMOUNT AVAILABLE                         100,000.00
      FRAUD AMOUNT AVAILABLE                            1,052,768.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   1,992,672.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          5.16628658
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              166.80

POOL TRADING FACTOR:                                                90.88095758

Run:        04/25/05     12:55:13                                    REPT1B.FRG
Page:         1 of 2
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
           RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC. (COMPANY)
        MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2004-S7(POOL #  4877)
STATEMENT TO CERTIFICATEHOLDERS

DISTRIBUTION SUMMARY FOR POOL#   4877
_______________________________________________________________________________
                                       PRINCIPAL       CURRENT
                     ORIGINAL       BALANCE BEFORE   PASS-THROUGH    PRINCIPAL
CLASS   CUSIP       FACE VALUE       DISTRIBUTION       RATE       DISTRIBUTION
_______________________________________________________________________________
A-1     76111XNF6   100,341,000.00  91,016,101.00     5.000000  %  2,640,245.81
A-P     76111XNG4     3,882,545.32   3,639,953.38     0.000000  %     71,295.48
A-V     76111XNH2             0.00           0.00     0.065162  %          0.00
R       76111XNJ8           100.00           0.00     5.000000  %          0.00
M-1     76111XNK5       421,500.00     408,433.77     5.000000  %      1,657.59
M-2     76111XNL3       210,500.00     203,974.63     5.000000  %        827.81
M-3     76111XNM1       157,900.00     153,005.20     5.000000  %        620.95
B-1     76111XNN9       105,300.00     102,035.77     5.000000  %        414.10
B-2     76111XNP4        52,700.00      51,066.33     5.000000  %        207.24
B-3     76111XNQ2       105,288.09     102,024.23     5.000000  %        414.06

-------------------------------------------------------------------------------
                  105,276,833.41    95,676,594.31                  2,715,683.04
===============================================================================
_______________________________________________________________________________
                                                                      REMAINING
            INTEREST         TOTAL         DEFERRED    REALIZED       PRINCIPAL
           DISTRIBUTION   DISTRIBUTION     INTEREST     LOSSES         BALANCE
_______________________________________________________________________________
A-1       379,233.75  3,019,479.56            0.00       0.00     88,375,855.19
A-P             0.00     71,295.48            0.00       0.00      3,568,657.90
A-V         5,195.42      5,195.42            0.00       0.00              0.00
R               0.00          0.00            0.00       0.00              0.00
M-1         1,701.81      3,359.40            0.00       0.00        406,776.18
M-2           849.89      1,677.70            0.00       0.00        203,146.82
M-3           637.52      1,258.47            0.00       0.00        152,384.25
B-1           425.15        839.25            0.00       0.00        101,621.67
B-2           212.78        420.02            0.00       0.00         50,859.09
B-3           425.10        839.16            0.00       0.00        101,610.17

-------------------------------------------------------------------------------
          388,681.42  3,104,364.46            0.00       0.00     92,960,911.27
===============================================================================
_______________________________________________________________________________



AMOUNTS PER $1,000 UNIT
_______________________________________________________________________________
       BEGINNING                                                        ENDING
       BALANCE    PRINCIPAL     INTEREST      TOTAL      DEFERRED       BALANCE
CLASS  FACTOR     FACTOR        FACTOR     DISTRIBUTION  INTEREST       FACTOR
_______________________________________________________________________________
A-1     907.067908   26.312732     3.779450    30.092182   0.000000  880.755177
A-P     937.517293   18.363077     0.000000    18.363077   0.000000  919.154216
A-V       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R         0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
M-1     969.000625    3.932574     4.037509     7.970083   0.000000  965.068051
M-2     969.000640    3.932589     4.037482     7.970071   0.000000  965.068051
M-3     969.000667    3.932616     4.037492     7.970108   0.000000  965.068051
B-1     969.000625    3.932574     4.037512     7.970086   0.000000  965.068051
B-2     969.000689    3.932638     4.037571     7.970209   0.000000  965.068051
B-3     969.000595    3.932544     4.037494     7.970038   0.000000  965.068052

_______________________________________________________________________________


DETERMINATION DATE       21-April-05
DISTRIBUTION DATE        25-April-05

Run:     04/25/05     12:55:13                                        rept2.frg
Page:      2 of 2
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
           RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC. (COMPANY)
        MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2004-S7 (POOL #  4877)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4877
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                       19,880.43
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                     2,084.43

SUBSERVICER ADVANCES THIS MONTH                                            0.00
MASTER SERVICER ADVANCES THIS MONTH                                        0.00


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                     0           0.00

 (B)  TWO MONTHLY PAYMENTS:                                    0           0.00

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          0           0.00


FORECLOSURES
  NUMBER OF LOANS                                                             0
  AGGREGATE PRINCIPAL BALANCE                                              0.00

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                      92,960,911.27

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                          237

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       0

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                       0.00

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                    2,326,900.00

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                     SENIOR        CLASS M        CLASS B
CURRENT DISTRIBUTION         98.89115900 %     0.83164000 %    0.26665490 %
PREPAYMENT PERCENT          100.00000000 %     0.00000000 %    0.00000000 %
NEXT DISTRIBUTION            98.86299100 %     0.82002988 %    0.28424270 %

      BANKRUPTCY AMOUNT AVAILABLE                         100,000.00
      FRAUD AMOUNT AVAILABLE                            1,052,768.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   1,992,672.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          5.16279123
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              165.40

POOL TRADING FACTOR:                                                88.30139382